UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 13, 2024 (August 7, 2024)

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

Indenture and Notes

On August 13, 2024 (the “Closing Date”), ANI Pharmaceuticals, Inc. (the “Company”) issued $316.25 million principal amount of its 2.25% Convertible Senior Notes due 2029 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of the Closing Date, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representative of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $41.25 million principal amount of Notes. The Notes issued on August 13, 2024 include $41.25 million principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.

After deducting the initial purchasers’ discounts and commissions but before deducting the Company’s estimated offering expenses, the net proceeds to the Company from the offering of the Notes are estimated to be approximately $306.8 million. After payment of the cost of entering into the Capped Call Transactions (as defined below), the Company intends to use the remainder of the net proceeds from the Notes offering, together with cash on hand, to repay all outstanding loans, and terminate all commitments, under the Company’s existing senior secured credit agreement, dated as of November 19, 2021, by and among the Company, certain of the Company’s subsidiaries, as guarantors, Truist Bank, as administrative agent and other parties thereto, as amended, supplemented or otherwise modified from time to time (as amended, the “Existing Credit Agreement”).

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 2.25% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2025. The Notes will mature on September 1, 2029, unless earlier repurchased, redeemed or converted. Before the close of business on the business day immediately before June 1, 2029, noteholders will have the right to convert their Notes only upon the occurrence of certain events. On or after June 1, 2029 until the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their Notes at any time at their election. The Company will have the right to elect to settle conversions either entirely in cash or in a combination of cash and shares of its common stock. The kind and amount of consideration due upon conversion will be determined based on the conversion value of the Notes, measured proportionately for each trading day in an “Observation Period” (as defined in the Indenture) consisting of 60 trading days, and settled following the completion of that Observation Period. The consideration due in respect of each trading day in the Observation Period will consist of cash, up to at least the proportional amount of the principal amount being converted, and any excess of the proportional conversion value for that trading day that will not be settled in cash will be settled in shares of the Company’s common stock. The initial conversion rate is 13.4929 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $74.11 per share of the Company’s common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after September 1, 2027 and on or before the 61st scheduled trading day immediately before the maturity date, but only if (i) the notes are “Freely Tradable” (as defined in the Indenture) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends the related redemption notice; and (ii) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $75.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted with a conversion date that is on or after the date the Company sends the related redemption notice and on or before the second business day immediately before the related redemption date.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $40,000,000; and (vi) certain events of bankruptcy, insolvency and reorganization involving the Company significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On August 7, 2024, in connection with the pricing of the offering of Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with Bank of Montreal, Deutsche Bank AG, London Branch, Mizuho Markets Americas LLC, Nomura Global Financial Products Inc. and Royal Bank of Canada (the “Option Counterparties”). In addition, on August 8, 2024, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $114.02, which represents a premium of 100% over the last reported sale price of the Company’s common stock on August 7, 2024. The cost of the Capped Call Transactions was approximately $40.6 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the form of confirmation set forth in such exhibit.

New Credit Agreement

On August 13, 2024, the Company, as lead borrower, entered into its previously announced senior secured credit agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and other financial institutions (together, the “Lenders”), pursuant to which such Lenders have agreed to provide a delayed draw $325 million senior secured term loan facility (the “New Term Facility”) for the purpose of financing, in whole or in part, the previously announced pending acquisition of Alimera Sciences, Inc. (the “Merger”) pursuant to the Agreement and Plan of Merger between the Company, Alimera Sciences, Inc. and ANIP Merger Sub Inc., dated as of June 21, 2024 (the “Merger Agreement”), and a $75 million senior secured revolving credit facility (the “New Revolving Facility” and, together with the New Term Facility, the “Facilities”) on terms and subject to conditions set forth in the New Credit Agreement.

The Facilities are secured by a lien on substantially all of the personal property owned by the Company and its material wholly-owned domestic subsidiaries and is guaranteed by all of the Company’s material wholly-owned domestic subsidiaries. The effectiveness of the New Credit Agreement, and the Company’s ability to borrow under the New Term Facility and the New Revolving Facility, are subject to customary closing conditions, including that the Company shall have repaid in full, and terminated the commitments to lending under and released all security interests granted in connection therewith, the Existing Credit Agreement. Such closing conditions were satisfied on August 13, 2024, and the New Credit Agreement is now effective. The Company’s ability to borrow under the New Term Facility, and the obligation of each Lender to make the initial term loans, are also subject to the substantially contemporaneous consummation of the Merger and certain other conditions (collectively, the “Merger Conditions”) which must be satisfied no later than 11:59 p.m., New York City time, on the fifth business day after December 21, 2024.

The Facilities mature on the date that is five years following the closing date of the New Credit Agreement, provided that if any of the Notes remain outstanding on the date that is 91 days prior to the maturity date of the Notes, the Facilities will mature on such date unless certain terms are met.

At the Company’s option, loans under the Facilities accrue interest at a per annum rate equal to (i) the alternate base rate or (ii) the adjusted term SOFR rate for an interest period of one, three or six months, plus a spread depending on the Company’s first lien net leverage ratio, between 1.25% and 2.00% in the case of ABR loans and between 2.25% and 3.00% in the case of adjusted term SOFR rate loans. A commitment fee accrues on the unutilized commitments under the New Revolving Facility and, from and after the date that is two months after the closing date of the New Credit Agreement, the New Term Facility at a per annum rate equal between 0.25% and 0.40% depending on the Company’s first lien net leverage ratio.

The New Credit Agreement contains usual and customary representations and warranties of the parties for credit facilities of this type, subject to customary exceptions and materiality standards. In addition, the Company is required to maintain a first lien net leverage ratio not to exceed 3.00:1.00 (provided, that the lead borrower under the New Credit Agreement may elect to increase the ratio to 3.50:1.00 for four consecutive fiscal quarters following the consummation of a material acquisition) and a minimum interest coverage ratio of 3.00 to 1.00.

The New Credit Agreement also contains certain customary covenants including but not limited to restrictions on the amount of debt the Company and its restricted subsidiaries may incur and payments the Company and its restricted subsidiaries may make, and events of default, as well as, in the event of an occurrence of an event of default, customary remedies for the Lenders, including the acceleration of any amounts outstanding under the New Credit Agreement. Notwithstanding the prior sentence, the obligation of each Lender to make the initial term loans is not subject to cancelation due to the failure to comply with such covenants or occurrence of events of default, so long as the Merger Conditions have been satisfied.

The foregoing description of the New Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

On the Closing Date, the Company terminated the Existing Credit Agreement. In connection with the termination of the Existing Credit Agreement, the Company used proceeds from the offering of the Notes, together with cash on hand, to repay all outstanding loans, and terminate all commitments, under the Existing Credit Agreement, and to pay related accrued and unpaid interest, fees and expenses. As of the Closing Date, immediately prior to such repayment, approximately $292.5 million in aggregate principal amount was outstanding thereunder.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 5,547,246 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 17.5407 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

On the Closing Date, the Company issued a press release announcing that it has completed the sale of the Notes, pursuant to the purchase agreement between the Company and the initial purchasers of the Notes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. These statements may include, but are not limited to, statements about the offering and the closing thereof.

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this Current Report on Form 8-K and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include those described throughout this offering memorandum and particularly in the section titled “Risk Factors” and elsewhere in this offering memorandum and the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 and other filings made from time to time with the SEC. We undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this filing or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 13, 2024, between ANI Pharmaceuticals, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of certificate representing the 2.25% Convertible Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Transaction Confirmation.
10.2†	Credit Agreement, dated as of August 13, 2024, among ANI Pharmaceuticals, Inc., ANIP Acquisition Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and other financial institutions as lenders.
99.1	Press Release of the Company, dated August 13, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

† Certain schedules and certain exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2024	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer